                               OFFER TO EXCHANGE
                                  $225,000,000
                   9 7/8% SENIOR SUBORDINATED NOTES DUE 2011
                                      FOR

         REGISTERED 9 7/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2011

                                       OF

                         INSIGHT HEALTH SERVICES CORP.

THE EXCHANGE OFFER (AS DEFINED HEREIN) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON           , 2002, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF
OUTSTANDING NOTES (AS DEFINED HEREIN) MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


                                                                  March   , 2002


To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:


     We are enclosing herewith the materials listed below relating to the offer (the "Exchange Offer") by InSight Health Services Corp. ("InSight") to exchange its 9 7/8% Series B Senior Subordinated Notes due 2011 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount at maturity of InSight's issued and outstanding 9 7/8% Senior Subordinated Notes due 2011 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the enclosed
prospectus, dated [April]           , 2002 (as the same may be supplemented and
amended from time to time, the "Prospectus"), and the related letter of transmittal and instructions thereto (the "Letter of Transmittal").


     We are requesting that you contact your clients for whom you hold Outstanding Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names, we are enclosing the following documents:

          1. Prospectus;

          2. Letter of Transmittal;

          3. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Outstanding Notes are not immediately available or time will not permit all required documentation to reach the Exchange Agent (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

          4. Instruction to Registered Holder from Beneficial Owner;

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

          6. Letter which may be sent to your clients for whose account you hold Outstanding Notes registered in your name or in the name of your nominee with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

          7. Letter from InSight to holders of Outstanding Notes.


     WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE
OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [APRIL]   , 2002, UNLESS
EXTENDED.


     The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered.

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE, UNLESS EXTENDED. OUTSTANDING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and any other required documentation should be sent to the Exchange Agent and certificates representing the Exchange Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Outstanding Notes wish to tender, but certificates for Outstanding Notes are not immediately available or time will not permit all required documentation to reach the Exchange Agent or if the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures" and in the Letter of Transmittal.

     InSight will pay all transfer taxes, if any, applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer, except as described in the Prospectus.

     Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, State Street Bank and Trust Company, N.A., the Exchange Agent for the Outstanding Notes (the "Exchange Agent"), at its address and telephone number set forth in the Letter of Transmittal.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF INSIGHT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.
                                         Very truly yours,

                                         InSight Health Services Corp.

                                        2